Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Christopher & Banks Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2018, relating to the consolidated financial statements of Christopher & Banks Corporation and subsidiaries, and the effectiveness of Christopher & Banks Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Christopher & Banks Corporation for the year ended February 3, 2018.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
August 3, 2018